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                                    EXHIBIT 4










                                CREDIT AGREEMENT

                                      among

                       MPW INDUSTRIAL SERVICES GROUP, INC.
                              and its Subsidiaries,

                                   THE LENDERS
                         From Time to Time Party Hereto,

                                  BANK ONE, NA,
                            as Administrative Agent,

                                       and

                               NATIONAL CITY BANK,
                             as Documentation Agent





                         BANC ONE CAPITAL MARKETS, INC.
                                  Lead Arranger

                               NATIONAL CITY BANK
                                   Co-Arranger



                          Dated as of October 20, 1999



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                                TABLE OF CONTENTS


ARTICLE I.   DEFINITIONS.......................................................1

ARTICLE II.  THE CREDITS......................................................16
    2.1.     Commitment.......................................................16
    2.2.     Required Payments; Termination...................................16
    2.3.     Ratable Loans....................................................16
    2.4.     Types of Advances................................................16
    2.5.     Commitment Fee; Reductions in Aggregate Commitment...............16
    2.6.     Minimum Amount of Each Advance...................................17
    2.7.     Optional Principal Payments......................................17
    2.8.     Method of Selecting Types and Interest Periods for
             New Advances.....................................................17
    2.9.     Conversion and Continuation of Outstanding Advances..............18
    2.10.    Changes in Interest Rate, Etc....................................18
    2.11.    Rates Applicable After Default...................................19
    2.12.    Method of Payment................................................19
    2.13.    Noteless Agreement; Evidence of Indebtedness.....................21
    2.14.    Telephonic Notices...............................................21
    2.15.    Interest Payment Dates; Interest and Fee Basis...................21
    2.16.    Notification of Advances, Interest Rates, Prepayments
             and Commitment Reductions........................................22
    2.17.    Lending Installations............................................22
    2.18.    Non-receipt of Funds by the Agent................................22
    2.19.    Facility LCs.....................................................23
             2.19.1.  Issuance................................................23
             2.19.2.  Participations..........................................23
             2.19.3.  Notice..................................................23
             2.19.4.  LC Fees.................................................24
             2.19.5.  Administration; Reimbursement by Lenders................24
             2.19.6.  Reimbursement by Borrower...............................25
             2.19.7.  Obligations Absolute....................................25
             2.19.8.  Actions of LC Issuer....................................26
             2.19.9.  Indemnification.........................................26
             2.19.10. Lenders' Indemnification................................27
             2.19.11. Facility LC Collateral Account..........................27
             2.19.12. Rights as a Lender......................................27
    2.20.    Extension of Facility Termination Date...........................28
    2.21.    Replacement of Lender............................................28
    2.22.    Optional Increase In the Aggregate Commitment....................29
    2.23.    Collateral.......................................................30
    2.24     Additional Borrowers.............................................30
    2.25.    Waiver of Subrogation............................................31

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ARTICLE III. CHANGE IN CIRCUSTANCES...........................................31
    3.1.     Yield Protection.................................................31
    3.2.     Changes in Capital Adequacy Regulations..........................32
    3.3.     Availability of Types of Advances................................33
    3.4.     Funding Indemnification..........................................33
    3.5.     Taxes............................................................33
    3.6.     Lender Statements; Survival of Indemnity.........................35

ARTICLE IV.  CONDITIONS PRECEDENT.............................................36
    4.1.     Initial Advance..................................................36
    4.2.     Each Advance.....................................................37

ARTICLE V.   REPRESENTATIONS AND WARRANTIES...................................38
    5.1.     Existence and Standing...........................................38
    5.2.     Authorization and Validity.......................................38
    5.3.     No Conflict; Government Consent..................................38
    5.4.     Financial Statements.............................................39
    5.5.     Material Adverse Change..........................................39
    5.6.     Taxes............................................................39
    5.7.     Litigation and Contingent Obligations............................39
    5.8.     Subsidiaries.....................................................40
    5.9.     ERISA............................................................40
    5.10.    Accuracy of Information..........................................40
    5.11.    Regulation U.....................................................40
    5.12.    Material Agreements..............................................40
    5.13.    Compliance With Laws.............................................40
    5.14.    Ownership of Properties..........................................40
    5.15.    Plan Assets; Prohibited Transactions.............................41
    5.16.    Environmental Matters............................................41
    5.17.    Investment Company Act...........................................41
    5.18.    Public Utility Holding Company Act...............................41
    5.19.    Year 2000........................................................41
    5.20.    Insurance........................................................42
    5.21.    Solvency.........................................................42

ARTICLE VI.  COVENANTS.. .....................................................43
    6.1.     Financial Reporting..............................................43
    6.2.     Use of Proceeds..................................................44
    6.3.     Notice of Default................................................44
    6.4.     Conduct of Business..............................................44
    6.5.     Taxes............................................................44
    6.6.     Insurance........................................................45

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    6.7.     Compliance With Laws.............................................45
    6.8.     Maintenance of Properties........................................45
    6.9.     Inspection.......................................................45
    6.10.    Dividends........................................................45
    6.11     Indebtedness.....................................................45
    6.12.    Merger...........................................................46
    6.13.    Sale of Assets...................................................46
    6.14.    Investments and Acquisitions.....................................46
    6.15.    Liens............................................................47
    6.16.    Capital Expenditures.............................................47
    6.17.    Rentals..........................................................48
    6.18.    Year 2000........................................................48
    6.19.    Affiliates.......................................................48
    6.20.    Subordinated Indebtedness........................................48
    6.21.    Required Rate Management Transactions............................48
    6.22.    Sale of Accounts.................................................48
    6.23.    Sale and Leaseback Transactions and other Off-
             Balance Sheet Liabilities........................................48
    6.24.    Letters of Credit................................................49
    6.25.    Financial Covenants..............................................50
             6.25.1.     Interest Coverage Ratio..............................50
             6.25.2.     Leverage Ratio.......................................50
             6.25.3.     Minimum Net Worth....................................50

ARTICLE VII. DEFAULTS.........................................................50


ARTICLE VIII.ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...................54
    8.1.     Acceleration; Facility LC Collateral Account.....................54
    8.2.     Amendments.......................................................55
    8.3.     Preservation of Rights...........................................56


ARTICLE IX.  GENERAL PROVISIONS...............................................56
    9.1.     Survival of Representations......................................56
    9.2.     Governmental Regulation..........................................56
    9.3.     Headings.........................................................56
    9.4.     Entire Agreement.................................................56
    9.5.     Several Obligations; Benefits of This Agreement..................56
    9.6.     Expenses; Indemnification........................................57
    9.7.     Numbers of Documents.............................................58
    9.8.     Accounting.......................................................58
    9.9.     Severability of Provisions.......................................58
    9.10.    Nonliability of Lenders..........................................58

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    9.11.    Confidentiality..................................................59
    9.12.    Nonreliance......................................................59
    9.13.    Disclosure.......................................................59

ARTICLE X.  THE ADMINISTRATIVE AGENT..........................................59
    10.1.   Appointment; Nature of Relationship...............................59
    10.2.   Powers............................................................60
    10.3.   General Immunity..................................................60
    10.4.   No Responsibility for Loans, Recitals, Etc........................60
    10.5.   Action On Instructions of Lenders.................................60
    10.6.   Employment of Agents and Counsel..................................61
    10.7.   Reliance On Documents; Counsel....................................61
    10.8.   Administrative Agent's Reimbursement and
            Indemnification...................................................61
    10.9.   Notice of Default.................................................62
    10.10.  Rights as a Lender................................................62
    10.11.  Lender Credit Decision............................................62
    10.12.  Successor Administrative Agent....................................62
    10.13.  Administrative Agent's Fee........................................63
    10.14.  Delegation to Affiliates..........................................63
    10.15.  Execution of Collateral Documents.................................64
    10.16   Collateral Releases...............................................64

ARTICLE XI. SETOFF; RATABLE PAYMENTS..........................................64
    11.1.   Setoff............................................................64
    11.2.   Ratable Payments..................................................64

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................65
    12.1.   Successors and Assigns............................................65
    12.2.   Participations....................................................65
            12.2.1.     Permitted Participants; Effect........................65
            12.2.2.     Voting Rights.........................................66
            12.2.3.     Benefit of Setoff.....................................66
    12.3.       Assignments...................................................66
            12.3.1.     Permitted Assignments.................................66
            12.3.2.     Effect; Effective Date................................67
    12.4.   Dissemination of Information......................................67
    12.5.   Tax Treatment.....................................................68

ARTICLE XIII. NOTICES.........................................................68
    13.1.   Notices...........................................................68
    13.2.   Change of Address.................................................68

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ARTICLE XIV. COUNTERPARTS.....................................................68

ARTICLE XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
            JURY TRIAL........................................................69
    15.1.   CHOICE OF LAW.....................................................69
    15.2.   CONSENT TO JURISDICTION...........................................69
    15.3.   WAIVER OF JURY TRIAL..............................................69

SCHEDULE OF SUBSIDIARY BORROWERS..............................................75

PRICING SCHEDULE..............................................................76

EXHIBIT A.   FORM OF OPINION..................................................78

EXHIBIT B.   COMPLIANCE CERTIFICATE...........................................81

EXHIBIT C.   ASSIGNMENT AGREEMENT.............................................86

EXHIBIT D.   LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION...................94

EXHIBIT E.   NOTE.............................................................96

EXHIBIT F.   SUPPLEMENT......................................................100

SCHEDULE 1.  SUBSIDIARIES AND OTHER INVESTMENTS..............................105

SCHEDULE 2.  INDEBTEDNESS AND LIENS..........................................108

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                                CREDIT AGREEMENT

         This Credit Agreement, dated as of October 20, 1999 is among MPW Industrial Services Group, Inc., Aquatech Environmental, Inc., each of the other Subsidiaries of MPW Group listed on the Schedule of Subsidiary Borrowers, the Lenders, Bank One, NA, as LC Issuer and as Administrative Agent, and National City Bank, as Documentation Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Administrative Agent" means Bank One, NA in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.

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         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreement" means this credit agreement, as it may be amended, supplemented or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

          "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assuming Lender" is defined in Section 2.22(i).

         "Authorized Officer" means any of the chief executive officer, chief financial officer or treasurer of any Borrower or Guarantor, acting singly.

         " Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Bank One" means Bank One, NA in its individual capacity, and its successors.

         "Borrowers" means MPW Group, Aquatech Environmental, Inc., MPW Group's other Subsidiaries listed on the Schedule of Subsidiaries and those Subsidiaries which after the date of this Agreement become a party to this Agreement in accordance with the terms hereof, and their respective successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

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         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Columbus and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Columbus for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrowers and their Subsidiaries prepared in accordance with Agreement Accounting Principles excluding expenditures of insurance proceeds to rebuild or replace any asset after a casualty.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change" is defined in Section 3.2.

         "Change in Control" means the occurrence of any of the following events:

                  (a) MPW Group is merged, consolidated or reorganized into or with another Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding voting stock (which shall all include all other equity interests with voting power) of such Person immediately after

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         such transaction are held in the aggregate by the holders of voting stock of MPW Group immediately prior to such transaction;

                  (b) MPW Group sells or otherwise transfers all or substantially all of its assets to another Person, and as a result of such sale or transfer less than a majority of the combined voting power of the then outstanding voting stock of such Person immediately after such sale or transfer is held in the aggregate by the holders of voting stock of MPW Group immediately prior to such sale or transfer;

                  (c) (i) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of such Securities Exchange Act), other than Monte R. Black or members of his immediate family, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under said Securities Exchange Act) of securities representing 20% or more of the combined voting power of the then outstanding voting stock of MPW Group; AND
         (ii) the employment of a majority of the executive officers of MPW Group has been terminated and/or a majority of such executive officers have terminated their employment for "good cause" in accordance with certain severance agreements between such executive officers and MPW Group.

                  (d) MPW Group files a report or proxy statement with the Securities and Exchange Commission pursuant to the such Securities Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of MPW Group has occurred or will occur in the future pursuant to any then existing contract or transaction; or

                  (e) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of MPW Group cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause
         (e) each director who is first elected, or first nominated for election by MPW Group's stockholders, by a vote of at least two-thirds of the directors of MPW Group (or a committee thereof) then still in office who were directors of MPW Group at the beginning of any such period will be deemed to have been a director of MPW Group at the beginning of such period.

Notwithstanding the foregoing provisions of subparts (c) or (d) above, unless otherwise determined in a specific case by majority vote of the board of directors of MPW Group, a "Change in Control" shall not be deemed to have occurred for purposes of such subparts solely because (i) MPW Group, (ii) a Subsidiary, or (iii) any MPW Group sponsored employee stock ownership plan or any other employee benefit plan of MPW Group or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item

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therein) under such Securities Exchange Act disclosing beneficial ownership by it of shares of voting stock, whether in excess of 20% or otherwise, or because MPW Group reports that a change in control of MPW Group has occurred or will occur in the future by reason of such beneficial ownership.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Documents" means, collectively, (i) the Security Agreement,
(ii) the UCC Financing Statements, and (iii) and any and all other security agreements, mortgages, deeds of trusts and other security documents now or hereafter securing the Obligations.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrowers in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Increase" is defined in Section 2.22(i).

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBIT" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense and (ii) expense for taxes paid or accrued, all calculated for the Borrowers and their Subsidiaries on a consolidated basis.

         "Consolidated EBITDA" means Consolidated EBIT plus, to the extent deducted from revenues in determining Consolidated EBIT, (i) depreciation and
(ii) amortization. Consolidated EBITDA shall also include, without duplication, the trailing 12 months of EBITDA for any Persons acquired by any Borrower or any Subsidiary in the previous 12 months, which shall be adjusted for Nonrecurring Private Company Owner Compensation paid during such period.

         "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of (i) Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) Contingent Obligations.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrowers and their Subsidiaries calculated on a consolidated basis as of such time.

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         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrowers and their Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers and their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by Bank One from time to time, changing when and as said corporate base rate changes.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human

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health, (iii) emissions, discharges or releases of Hazardous Substances into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agents, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agents is incorporated or organized or (ii) the jurisdiction in which such Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Extension Request" is defined in Section 2.20(i).

         "Facility LC" is defined in Section 2.19.1.

         "Facility LC Application" is defined in Section 2.19.3.

         "Facility LC Collateral Account" is defined in Section 2.19.11.

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         "Facility Termination Date" means October 20, 2002 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.20 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Columbus time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Guarantor" means MPW Industrial Services, Ltd. and MPW Industrial, Sociedad de Responsibilidad Limitada de Capital Variable, and each Subsidiary which is required to become a Guarantor in accordance with the terms of this Agreement, and their respective successors and assigns.

         "Guaranty" means collectively (i) that certain Guaranty dated as of October 20, 1999 executed by each Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time and (ii) each Guaranty executed by a Guarantor, after the date of this Agreement in favor of the Administrative Agent, for the ratable benefit of the Lenders, as any such Guaranties may be amended or modified and in effect from time to time, which is required to become a Guarantor in accordance with the terms of this Agreement.

         "Hazardous Substances" means and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by Environmental Laws.

         "Increase Date" is defined in Section 2.22(i).

         "Increasing Lender" is defined in Section 2.22(i).

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Letters of Credit, and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrowers pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Fee" is defined in Section 2.19.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.19.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or an Agent, the office, branch, subsidiary or affiliate of such Lender or such Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or such Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrowers' and their Subsidiaries' then most-recently ended four fiscal quarters.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13, all Guaranties and the Collateral Documents.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or foreseeable financial prospects of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Modify" and "Modification" are defined in Section 2.19.1.

         "Moody's" means Moody's Investors Service, Inc.

         "MPW Group" means MPW Industrial Services Group, Inc., an Ohio corporation

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Nonrecurring Private Company Owner Compensation" means salaries, bonuses and other compensation paid to owners of a Person during the 12 month period preceding such Person being acquired by a Borrower or a Subsidiary that are discontinued or adjusted upon acquisition of such Person by such Borrower or Subsidiary.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agents, the LC Issuer or any indemnified party arising under the Loan Documents and documents evidencing a revenue in connection with Rate Management Transactions.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means all fixed lease payments due under all Operating Leases of the Borrowers and their Subsidiaries.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, at to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower(s) and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Real Property" is defined in Section 5.16(a).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Response Date" is defined in Section 2.19.

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Second Extension Request" is defined in Section 2.20(ii).

         "Second Response Date" is defined in Section 2.20(ii).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

         "Security Agreement" means the Pledge and Security Agreement among the Borrowers and the Administrative Agent, for the benefit of the Lenders, of even date herewith, as it may be amended, supplemented or modified and in effect from time to time.

         "Single Employer Plan" means a Plan maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of MPW Group which is not a Borrower hereunder.

         "Substantial Portion" means, with respect to the Property of the Borrowers and their Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrowers and their Subsidiaries as would be shown in the consolidated financial statements of the Borrowers and their Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrowers and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "UCC Financing Statements" means financing statements under the Uniform Commercial Code in the applicable jurisdiction.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary (including a Borrower) all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Compliant" means that the computer applications of a Person are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of any Borrower and its Subsidiaries and of the Borrowers' and their Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 5.19.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.



                                   ARTICLE II

                                   THE CREDITS

       2.1. COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrowers and (ii) participate in Facility LCs issued upon the request of the Borrowers, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

         2.2. REQUIRED PAYMENTS; TERMINATION. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date. The Borrowers shall be irrevocably and unconditionally obligated, jointly and severally, to pay when due all principal, interest, fees and other amounts payable under the Loan Documents without presentment, demand, protest or other formalities of any kind.

         2.3. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrowers in accordance with Sections 2.8 and 2.9.

         2.5. COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date of this Agreement to and including the Facility Termination Date, payable quarterly in arrears (commencing on December 31, 1999) and on the Facility Termination Date. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $5,000,000, and by integral multiples of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

         2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $3,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $250,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

         2.7. OPTIONAL AND MANDATORY PRINCIPAL PAYMENTS. (i) The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

         (ii) The Borrowers shall make mandatory prepayment of Advances as follows:

                  (a)      as required by Section 6.13(ii).

                  (b) in an amount equal to 100% of the net proceeds realized or received (x) upon the sale of any common stock, preferred stock or other equity, or (y) from the issuance of any Subordinated Indebtedness.

         2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrowers shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time, provided, however, there may be no more than five (5) different Interest Periods for Eurodollar Advances outstanding at the same time (for which purpose Interest Periods described in the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). The Borrowers shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Columbus time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii) the aggregate amount of such Advance,

         (iii) the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Columbus time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Columbus to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrowers at the Administrative Agent's aforesaid address.

         2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrowers shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrowers may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrowers shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Columbus time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrowers' selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each (x) Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period, and (y) each Floating Rate Advance, shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and
(ii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) above and the increase in the LC Fee set forth in clause (ii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

         2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of any Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this
Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer pursuant to Section 2.19.6.

         2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit E attached hereto. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. TELEPHONIC NOTICES. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date of this Agreement and at maturity. Interest accrued on each Eurodollar

Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year; interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. LENDING INSTALLATIONS. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.18. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrowers or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that such Lender or the Borrowers do not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If either such

Lender or the Borrowers, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

         2.19.    FACILITY LCS.

                  2.19.1. ISSUANCE. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrowers; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

                  2.19.2. PARTICIPATIONS. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.19.3. NOTICE. Subject to Section 2.19.1, the Borrowers shall give the LC Issuer notice prior to 10:00 a.m. (Columbus time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrowers shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.19.4. LC FEES. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence an "LC Fee"). The Borrowers shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Borrowers, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.19.5. ADMINISTRATION; REIMBURSEMENT BY LENDERS. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrowers and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to
         Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Columbus time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.19.6. REIMBURSEMENT BY BORROWERS. The Borrowers shall be irrevocably and unconditionally obligated, jointly and severally, to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section
         2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrowers may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.19.7. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrowers or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrowers agree that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put the LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.19.7 is intended to limit the right of the Borrowers to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                  2.19.8. ACTIONS OF LC ISSUER. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.19.9. INDEMNIFICATION. The Borrowers, jointly and severally, hereby agree to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

                  2.19.10. LENDERS' INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                  2.19.11. FACILITY LC COLLATERAL ACCOUNT. The Borrowers agree that they will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of the Borrowers but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrowers shall have no interest other than as set forth in Section
         8.1. The Borrowers hereby pledge, assign and grant to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrowers' right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this
         Section 2.19.11 shall either obligate the Administrative Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.19.12. RIGHTS AS A LENDER. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

                  2.20. EXTENSION OF FACILITY TERMINATION DATE. (i) The Borrowers may request a one-year extension of the Facility Termination Date by submitting a request for an extension to the Administrative Agent (an "Extension Request") no more than 60 days prior to the date which is one-year prior to the Facility Termination Date. The Extension Request must specify the new Facility Termination Date requested by the Borrowers (being one-year from the existing Facility Termination Date) and the date (which must be at least 30 days after the Extension Request is delivered to the Administrative Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each

Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Administrative Agent, the new Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date and the Administrative Agent shall promptly notify the Borrowers and each Lender of the new Facility Termination Date.

         (ii) Provided the Facility Termination Date has been extended in accordance with paragraph (i) above, the Borrowers may request an additional one-year extension of the then existing Facility Termination Date by submitting a request for such an extension to the Administrative Agent (the "Second Extension Request") no more than 60 days prior to the date which is one-year prior to the then existing Facility Termination Date. The Second Extension Request must specify the new Facility Termination Date requested by the Borrowers (being one-year from the then existing Facility Termination Date) and the date (which must be at least 30 days after the Second Extension Request is delivered to the Administrative Agent) as of which the Lenders must respond to the Second Extension Request (the "Second Response Date"). Promptly upon receipt of the Second Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Second Extension Request. Each Lender approving the Second Extension Request shall deliver its written consent no later than the Second Response Date. If the consent of each of the Lenders is received by the Administrative Agent, the new Facility Termination Date specified in the Second Extension Request shall become effective on the then existing Facility Termination Date and the Administrative Agent shall promptly notify the Borrowers and each Lender of the new Facility Termination Date.

         2.21. REPLACEMENT OF LENDER. If the Borrowers are required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrowers may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.

         2.22 OPTIONAL INCREASE IN THE AGGREGATE COMMITMENT. (i) The Borrowers may at any time, by notice to the Administrative Agent, propose that the Aggregate Commitment be increased (the amount of such increase being a "Commitment Increase"), provided, however, that (x) the Borrowers may not propose a Commitment Increase if it has previously elected to reduce the Aggregate Commitment hereunder, (y) in no event shall the Aggregate Commitment at any time exceed $150,000,000 and (z) no Default or Unmatured Default shall have occurred and be continuing on the date such Commitment Increase becomes effective as described in the last sentence of this Section 2.22 (i) (the "Increase Date"). The Administrative Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Administrative Agent agrees that it will cooperate with the Borrowers in discussions with the Lenders and other lending institutions with a view to arranging the proposed Commitment Increase through the increase of the Commitments of, first, one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being an "Increasing Lender") and, if the existing Lenders are not willing, in the aggregate, to increase their Commitments by the amount of the requested Commitment Increase, then by the addition of one or more other lending institutions acceptable to the Administrative Agent and to the Borrowers (each an "Assuming Lender") as Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.22 shall be at least equal to $10,000,000. Upon execution and delivery by the Borrowers, each Increasing Lender and each Assuming Lender of an instrument in form satisfactory to the Administrative Agent, each such Increasing Lender shall have a Commitment as set forth therein and each such Assuming Lender shall become a Lender hereunder with a Commitment as set forth therein; provided that the Administrative Agent shall have received by no later than 10:00 A.M. (Columbus time) on the applicable Increase Date a certified copy of resolutions of the governing body of each Borrower authorizing the execution and delivery of the instrument effecting such Commitment Increase.

         (ii) Each Increasing Lender and each Assuming Lender shall, before noon (Columbus time) on the applicable Increase Date, make available to the Administrative Agent in accordance with the provisions of this Agreement, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Advances then outstanding (calculated based on its Commitment as a percentage of the Aggregate Commitment after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Advances then outstanding after giving effect to the relevant Commitment Increase over (ii) such Increasing Lender's ratable portion of the Advances then outstanding before giving effect to the relevant Commitment Increase. After the Administrative Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will, if necessary, promptly thereafter cause to be distributed like funds to the other Lenders in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Advances then outstanding after giving effect to the relevant Commitment Increase. Upon request of any Increasing Lender or Approving Lender in accordance with Section
2.13 (iv) promptly after the Increase Date, the Borrowers will execute and deliver to the Administrative Agent new Revolving Notes for the Increasing Lender and the Assuming Lenders. If any Lender incurs any loss or cost of the type described in Section 3.4 as a result of the payments required under this Section 2.22(ii), the Borrowers shall indemnify such Lender for such loss or cost as described in said Section 3.4.

         2.23 COLLATERAL. The Obligations shall be secured by a first priority lien and security interest in all Property (but excluding real property) of the Borrowers, including, without limitation, all outstanding shares of capital stock or other ownership interests of all Subsidiaries (including Subsidiaries that are Borrowers) pursuant to the Collateral Documents; provided, however, the Banks and the Administrative Agent reserve the right to hereafter require that the Obligations be secured by a first priority lien and security interest in all such real property, and upon the request of the Administrative Agent, the Borrowers shall execute and deliver all such documents, and provide other documentation, as required by the Administrative Agent to grant such a lien and security interest in such real property. The Property subject to the Collateral Documents shall be released from the lien and security interest thereof promptly after the receipt by the Borrowers of at least $35,000,000 in net proceeds from the sale of common stock, preferred stock or other equity, provided that the pro forma Leverage Ratio of the Borrowers and their Subsidiaries at the end of the most recent fiscal quarter of Borrowers' fiscal year, after giving effect to the use of such net proceeds to prepay Advances, as required by Section 2.7(ii)(b), is less than or equal to 2.5 to 1.0. Notwithstanding any release of such liens and security interests, if such Leverage Ratio thereafter increases above 3.0 to
1.0 at the end of any subsequent fiscal quarter, the Borrowers shall again grant a first priority lien and security interest in all such Property pursuant to a reinstatement of Collateral Documents and/or execution and delivery of new Collateral Documents.

         2.24 ADDITIONAL BORROWERS AND GUARANTORS. In order to induce the Lenders, subject to the terms of this Agreement and the other Loan Documents, to continue to make additional Advances and Loans to the Borrowers and Bank One to issue additional Facility LCs and as consideration for Advances and Loans previously made and Facility LCs previously issued, each Person which becomes a Subsidiary after the date of this Agreement shall be required to become, at the option of the Required Lenders, either (x) a party to this Agreement, the Facility LC Applications, the Notes and the other Loan Documents by the execution and delivery by such a Subsidiary and the Administrative Agent of the Supplement in the form of Exhibit F attached hereto and by the execution and delivery of other documents, including Collateral Documents, as may be required by the Administrative Agent, or (y) a Guarantor by the execution and delivery by such a Subsidiary of a Guaranty and by the execution and delivery of other documents as may be required by the Administrative Agent. Upon such execution and delivery, each such Subsidiary shall, as applicable, become either (x) a Borrower under this Agreement, the Facility LC Applications, the Notes and the other Loan Documents with the same force and effect as if originally named a Borrower under this Agreement, the Facility LC Applications, the Notes and the other Loan Documents, or (y) a Guarantor. The execution of and delivery of any such Supplements or Guaranties shall not require the consent of any other Borrower or Guarantor. The rights and obligations of (x) each Borrower under this Agreement, the Facility LC Applications, the Notes and the other Loan Documents and (y) each Guarantor under each Guaranty, shall remain in full force and effect notwithstanding the addition of (x) any new

Borrower to this Agreement, the Facility LC Applications, the Notes and the other Loan Documents or (y) any new Guarantor.

         2.25 WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which such Borrower may now have or later acquire against any other Borrower, any other entity directly or contingently liable for the obligations of the Borrowers under this Agreement, the Notes and all other Loan Documents, arising from the existence or performance of such Borrower's obligations under this Agreement and the other Loan Documents.


                                   ARTICLE III


                             CHANGE IN CIRCUMSTANCES

         3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation of the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar

Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. TAXES. (i) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions, (c) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrowers shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrowers hereby agree to indemnify Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by Administration Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrowers and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrowers and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


         4.1. INITIAL CREDIT EXTENSION. The Lenders shall not be required to make the initial Credit Extension hereunder unless (x) the Borrowers have furnished to the Administrative Agent with sufficient copies for the Lenders of the documents listed in subsections (i) through (vii) below; (y) the Borrowers have furnished to the Administrative Agent the documents listed in subsections
(viii) through (xii) below; and (z) the Administrative Agent shall have received from the Borrowers a facility fee in the amount of $125,000, which facility fee shall be allocated by the Administrative Agent to the Lenders as follows:
$40,000 to Bank One, $35,000 to National City Bank, $25,000 to LaSalle Bank, National Association, and $25,000 to SunTrust Bank, Central Florida, N. A.

         (i) Copies, as applicable, of the articles or certificate of incorporation or organization of each Borrower and Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation

         (ii) Copies, as applicable, certified by the Secretary or Assistant Secretary of each Borrower and Guarantor, of its by-laws and of the Board of Directors' resolutions or of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which any Borrower and Guarantor is a party and required Rate Management Transactions or of its operating or other management agreement and of resolutions of its members and of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Borrower and Guarantor is a party and required Rate Management Transactions.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower and Guarantor authorized to sign the Loan Documents to which such Borrower or Guarantor is a party and documents in connection with required Rate Management Transactions, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or Guarantor.

         (iv) A certificate, signed by the chief financial officer of each Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

         (v) A written opinion of the Borrowers' counsel, addressed to the Lenders in substantially the form of Exhibit A.

         (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (vii) Such other documents as any Lender or its counsel may have reasonably requested.

         (viii) The Security Agreement, the UCC Financing Statements and other Collateral Documents.

         (ix)     The insurance certificate described in Section 5.21.

         (x) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

         (xi) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

         (xii) Such other documents as the Administrative Agent or its counsel may have reasonably requested.

         4.2. EACH CREDIT EXTENSION. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         Each Borrower represents and warrants to the Lenders that:

         5.1. EXISTENCE AND STANDING. Each Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to have such authority would have a Material Adverse Effect or would affect the ability of the Borrower to enforce any of its material rights.

         5.2. AUTHORIZATION AND VALIDITY. Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by each Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of its Subsidiaries or (ii) any Borrower's or any of its Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower or any of its Subsidiaries is a party or is subject which would have a Material Adverse Effect, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrowers or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by any Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. FINANCIAL STATEMENTS. The consolidated financial statements of the Borrowers and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrowers and their Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. MATERIAL ADVERSE CHANGE. Since June 30, 1999, there has been no change in the business, Property, foreseeable financial prospects, condition (financial or otherwise) or results of operations of the Borrowers and their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. TAXES. Each Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of any taxes or other governmental charges are adequate. If any Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

         5.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Borrower or any of its Subsidiaries (i) in which, either in any case or in the aggregate (x) an unfavorable outcome for any such Borrower is probable (as used in this context, "probable" means, as reasonably determined by the Required Banks, the prospects of the claimant not succeeding are judged to be extremely doubtful and the prospects for success by any such Borrower in its defense are judged to be slight), and (y) if so adversely determined, would have a Material Adverse Effect, or (ii) which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrowers have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. SUBSIDIARIES. Schedule 1 contains an accurate list of all Subsidiaries (including Subsidiaries which are Borrowers) of MPW Group as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by MPW Group or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $3,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither any Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by any Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact.

         5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. MATERIAL AGREEMENTS. No Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. COMPLIANCE WITH LAWS. Each Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 2, on the date of this Agreement, each Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrowers' and their Subsidiaries' most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrowers and their Subsidiaries.

         5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. Each Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16.    ENVIRONMENTAL MATTERS.

         (a) None of the Borrowers has used Hazardous Materials on, from or affecting any real property owned, leased or used by any Borrower (the "Real Property") in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation would have a Material Adverse Effect, and, to the best knowledge of each Borrower, no present or prior owner of the Real Property or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has used Hazardous Materials on, from or affecting the Real Property in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation would have a Material Adverse Effect.

         (b) None of the Borrowers has received any notice of any violation of any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and there have been no actions commenced or, to the best knowledge of the Borrowers, threatened by any party for noncompliance therewith, which noncompliance would have a Material Adverse Effect.

         5.17. INVESTMENT COMPANY ACT. No Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. YEAR 2000. Each Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program each Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         5.20. INSURANCE. The certificate signed by the President or Chief Financial Officer of each Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrowers with respect to the Borrowers and their Subsidiaries and that has been furnished by the Borrowers to the Administrative Agent, is complete and accurate as of the date of such certificate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.21. SOLVENCY. (i) Immediately after the consummation of the transactions to occur on the date of this Agreement and immediately following the making of each Loan, if any, made on the date of this Agreement and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrowers and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrowers and their Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrowers and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrowers and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrowers and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrowers and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date of this Agreement.

         (ii) Each Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                                   ARTICLE VI

                                    COVENANTS


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. Each Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 90 days after the close of each of their fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for the Borrowers and their Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

         (ii) Within 45 days after the close of the first three quarterly periods of each of their fiscal years, for the Borrowers and their Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by the chief financial officer of each Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) As soon as possible and in any event within 10 days after any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Borrower, describing said Reportable Event and the action which any Borrower proposes to take with respect thereto.

         (v) As soon as possible and in any event within 10 days after receipt by any Borrower, a copy of (a) any notice or claim to the effect that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by any Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (vi) Promptly upon the furnishing thereof to the shareholders of MPW Group, copies of all financial statements, reports and proxy statements so furnished.

         (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (viii) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. Each Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. Each Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. NOTICE OF DEFAULT. Each Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. Each Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. TAXES. Each Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that any Borrower or any of its

Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

         6.6. INSURANCE. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrowers will furnish to any Lender upon request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. Each Borrower will, and will cause each Subsidiary to, substantially comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. INSPECTION. Each Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of each Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of each Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of each Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

         6.10. DIVIDENDS. Each Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock or other ownership interest) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary (including any Borrower) may declare and pay dividends or make distributions to MPW Group or to a Wholly-Owned Subsidiary.

         6.11. INDEBTEDNESS. Each Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      The Loans and the Reimbursement Obligations.

         (ii) Indebtedness existing on the date of this Agreement and described in Schedule 2.

         (iii) Subordinated Indebtedness in an aggregate amount not exceeding $10,000,000 at any time.

         (iv) Indebtedness in an aggregate amount not exceeding $2,500,000 at any time which is secured by purchase money Liens.

         6.12. MERGER. Each Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary (including any Borrower) may merge into another Borrower or a Wholly-Owned Subsidiary.

         6.13. SALE OF ASSETS. Each Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of inventory in the ordinary course of business.

         (ii) Leases, sales or other dispositions of its Property, the proceeds of which that, together with all other Property of the Borrowers and their Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during any fiscal year of the Borrowers, does not exceed $5,000,000; provided, however, such leases, sales and disposition may exceed $5,000,000 if the Borrowers make a mandatory prepayment of Advances in an amount equal to 100% of the net proceeds in excess of $5,000,000 realized from such leases, sales and dispositions.

         6.14. INVESTMENTS AND ACQUISITIONS. Each Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)      Cash Equivalent Investments.

         (ii) Existing Investments in Subsidiaries and other Investments in existence on the date of this Agreement and described in
                  Schedule 1.

         (iii) Acquisitions in amounts not exceeding annual and per Acquisition baskets established by the Required Lenders at the time of any release of collateral pursuant to Section 2.23; provided, however, if the Borrowers shall be required to again grant a lien and security interest in collateral in accordance with such Section 2.23, no further Investments under this paragraph (iii) shall thereafter be permitted.

         (iv)     Acquisitions approved by the Required Lenders.

         6.15. LIENS. Each Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any (i) Lien in, of or on the Property of such Borrower or any of its Subsidiaries, or (ii) agreement with any Person (other than the Lenders) which prohibits or restricts the granting of any such Lien of any kind in favor of the Lenders, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (v)      Liens existing on the date of this Agreement and described in
                  Schedule 2.

         (vi) Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

         (vii)    Liens securing Indebtedness permitted by Section 6.11(iv).

         6.16. CAPITAL EXPENDITURES. Each Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of the following amounts for Capital Expenditures during any one fiscal year in the aggregate for the Borrowers and their Subsidiaries: (i) $12,000,000 during fiscal year 2000;
(ii) $15,000,000 during fiscal year 2001; and (iii) $17,500,000 during any fiscal year thereafter.

         6.17. RENTALS. Each Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $5,000,000 during any one fiscal year in the aggregate for the Borrowers and their Subsidiaries.

         6.18. YEAR 2000. Each Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000

Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Administrative Agent or any Lender, each Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.19. AFFILIATES. Each Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.20. SUBORDINATED INDEBTEDNESS. Each Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

         6.21. REQUIRED RATE MANAGEMENT TRANSACTIONS. If the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense is less than 3.0 to 1.0, such ratio being determined as of the end of each fiscal quarter of the Borrowers and their Subsidiaries for the then most-recently ended four fiscal quarters, the Borrowers, promptly after the request of the Administrative Agent, will enter into one or more Rate Management Transactions with one or more financial institutions providing for a fixed rate of interest on a notional amount of at least $25,000,000 and an average weighted maturity of at least 2 years.

         6.22. SALE OF ACCOUNTS. Except in the ordinary course of business for collection, each Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

         6.23. SALE AND LEASEBACK TRANSACTIONS AND OTHER OFF-BALANCE SHEET LIABILITIES. Each Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of Section 6.21.

         6.24. LETTERS OF CREDIT. Other than for Letters of Credit issued pursuant to the terms hereof, each Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

         6.25.  FINANCIAL COVENANTS.

                  6.25.1. INTEREST COVERAGE RATIO. The Borrowers will not permit the ratio, determined as of the end of each of their fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than
         2.5 to 1.0.

                  6.25.2. LEVERAGE RATIO. The Borrowers will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than (x)
         3.5 to 1.0 through September 29, 2000; and (y) 3.0 to 1.0 thereafter.

                  6.25.3. MINIMUM NET WORTH. The Borrowers will at all times maintain Consolidated Net Worth of not less than the sum of (i) 85% of Consolidated Net Worth as at September 30, 1999, plus (ii) (x) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 1999 (without deduction for losses) and
         (y) 100% of the net proceeds from issuance and sale of equity securities of any Borrower or any Subsidiary.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within 10 days after the same becomes due.

          7.3. The breach by any Borrower of any of the terms or provisions of
Article VI .

          7.4. The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent or any Lender.

          7.5. Failure of any Borrower or any of its Subsidiaries or any Guarantor to pay when due any Indebtedness aggregating in excess of $1,000,000 ("Material Indebtedness"); or the default by any Borrower or any of its Subsidiaries or any Guarantor in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6. Any Borrower or any of its Subsidiaries or any Guarantor shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7. Without the application, approval or consent of any Borrower or any of its Subsidiaries or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Borrower and/or its Subsidiaries and/or any Guarantor which, when taken together with all other Property of the Borrowers and their Subsidiaries and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

          7.9. Any Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $3,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $3,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. Any Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by any Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12. Any Change in Control shall occur.

         7.13. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.14. Nonpayment by any Borrower of any Rate Management Obligation when due or the breach by any Borrower of any term, provision or condition contained in any Rate Management Transaction.

         7.15. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.16. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Loan Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.17. The representations and warranties set forth in Section 5.15 ("Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

         7.18. Any Borrower or any Subsidiary shall fail to pay when due any Operating Lease Obligation or obligation under a Sale and Leaseback Transaction.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. ACCELERATION; FACILITY LC COLLATERAL ACCOUNT. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders)
(a) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Account.

         (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the

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

Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

         8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrowers to assign their rights under this Agreement.

         (iv)     Amend this Section 8.2.

         (v) Except as provided in the Loan Documents, release more than a Substantial Portion of the Property of the Borrowers from the Liens in favor of the Administrative Agent granted by the Collateral Documents.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

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

         8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or consented to in writing by, the Lenders required pursuant to
Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agents, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agents, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

         9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that

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

the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. EXPENSES; INDEMNIFICATION. (i) The Borrowers shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the relevant Collateral Documents, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledge that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrowers' assets for internal use by Bank One from information furnished to it by or on behalf of the Borrowers, after Bank One has exercised its rights of inspection pursuant to this Agreement.

         (ii) The Borrowers hereby further agree to indemnify the Administrative Agent, the Arranger, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or any such party not being Year 2000 Compliant. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

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
         9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.8. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrowers and all their Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

         9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. NONLIABILITY OF LENDERS. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. The Borrowers agree that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by any Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to

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

legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

         9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. DISCLOSURE. Each Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to any Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the

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
Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or any guarantor of any of the Obligations or of any of the Borrowers' or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Administrative Agent at such time, but is voluntarily furnished by any Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, with respect to those actions which require the consent of all Lenders as set forth in Section 8.2, the written instructions signed by all Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or

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

through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

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

         10.10. RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the resigning Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any

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

appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         10.13. ADMINISTRATIVE AGENT'S FEE. The Borrowers agree to pay to the Administrative Agent and the Documentation Agent, for their own respective account, the fees agreed to by the Borrowers and the Administrative Agent and the Documentation Agent pursuant to that certain letter agreement dated August 23, 1999, or as otherwise agreed from time to time.

         10.14. DELEGATION TO AFFILIATES. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

         10.15. EXECUTION OF COLLATERAL DOCUMENTS. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

         10.16. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

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                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         If an amount to be setoff is to be applied to Indebtedness of the Borrowers to a Lender other than Indebtedness comprised of the Outstanding Credit Exposure of such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Outstanding Credit Exposure.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) each Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    PARTICIPATIONS.

                  12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest on, any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension.

                  12.2.3. BENEFIT OF SETOFF. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.    ASSIGNMENTS.

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrowers and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrowers and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. DISSEMINATION OF INFORMATION. The Borrower authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. NOTICES. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

         13.2. CHANGE OF ADDRESS. Any Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agents, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN COLUMBUS, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER

OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN COLUMBUS, OHIO.

         15.3. WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                   [Balance of Page Intentionally Left Blank]

             IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer, the Administrative Agent and the Documentation Agent have executed this Agreement as of the date first above written.

                                        BORROWERS:


                                        MPW Industrial Services Group, Inc.

                                        By:   /s/ Daniel P. Buettin
                                              _______________________
                                              Daniel P. Buettin, Vice President
                                              and Chief Financial Officer


                                        Aquatech Environmental, Inc.

                                        By:   /s/ Peter G. Schumacher
                                              _____________________
                                              Peter G. Schumacher, Vice
                                              President and Treasurer


                                        Each of the Other Borrowers Listed
                                        on the Schedule of Subsidiary Borrowers

                                        By:   /s/ Daniel P. Buettin
                                              _______________________
                                              Daniel P. Buettin, Vice President
                                              and Chief Financial Officer

                                        Address for all Borrowers:

                                        9711 Lancaster Road, S. E.
                                        Hebron, OH 43025
                                        Attention: Daniel P. Buettin, Vice
                                        President and Chief Financial
                                        Officer
                                        Telephone:        (740) 927-8790
                                        FAX:              (740) 928-3309

COMMITMENTS


         $40, 000,000.00                BANK ONE, NA,
                                        Individually and as LC Issuer and
                                        Administrative Agent

                                        By:    /s/ Thomas E. Redmond
                                               ______________________

                                        Title: Managing Director
                                               _______________________

                                              100 East Broad Street, 7th Floor
                                              Columbus, OH 43215
                                              Attention: Thomas E. Redmond,
                                              Vice President
                                              Telephone:       (614) 248-5540
                                              FAX:             (614) 248-5518

         $35,000,000.00                  NATIONAL CITY BANK,
                                         Individually and as Documentation Agent

                                         By:    /s/ Brian T. Strayton
                                                ______________________

                                         Title: Vice President
                                                __________________________

                                              155 East Broad Street
                                              Columbus, OH 43251-0034
                                              Attention: Brian T. Strayton,
                                                         Vice President
                                              Telephone:       (614) 463-8386
                                              FAX:             (614) 463-8572

         $12,500,000.00                  LASALLE BANK, NATIONAL ASSOCIATION

                                         By:    /s/ Bijon Jalaie
                                                ___________________________

                                         Title: Commercial Banking Officer
                                                ___________________________

                                              135 South LaSalle Street
                                              Chicago, IL 60603
                                              Attention: Bijon Jalaie,
                                                 Vice President
                                              Telephone:        (317) 756-7015
                                              FAX:              (317) 756-7021

         $12,500,000.00                  SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                         By:    /s/ Linda L. Dash
                                                __________________________

                                         Title: Vice President
                                                __________________________

                                              Mail Code 1115
                                              200 South Orange Avenue
                                              Orlando, FL 32801
                                              Attention: Stephen L. Leister,
                                                 Vice President
                                              Telephone:        (407) 237-4705
                                              FAX:              (407) 237-6894

                        SCHEDULE OF SUBSIDIARY BORROWERS

MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Filtration Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
ESI International, Inc.
ESI-North Limited
Gauthier Enterprises, Inc.
Maintenance Concepts, Inc.
Pentagon Technologies Group, Inc.

PRICING SCHEDULE
                  (Applicable Margin in basis points per annum)

APPLICABLE MARGIN         LEVEL I STATUS    LEVEL II STATUS     LEVEL III STATUS   LEVEL IV STATUS  LEVEL V STATUS
-----------------         --------------    ---------------     ----------------   ---------------  --------------
Eurodollar Rate           112.5             137.5               162.5              187.5            212.5

Floating Rate             0.0               0.0                 0.0                25.0             50.0


APPLICABLE FEE RATE       LEVEL I STATUS    LEVEL II STATUS     LEVEL III STATUS   LEVEL IV STATUS  LEVEL V STATUS
-------------------       --------------    ---------------     ----------------   ---------------  --------------
Commitment Fee            30.0              35.0                40.0               45.0             50.0


         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrowers delivered pursuant to Section 6.1(i) or (ii).

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, the Leverage Ratio is less than 1.5 to 1.0.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.0 to 1.0.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.5 to 1.0.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent financials, (i) the Borrowers have not qualified for Level I Status, Level II Status or Level III Status, and (ii) the Leverage Ratio is less than 3.0 to 1.0.

         "Level V Status" exists at any date if the Borrowers have not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrowers fail to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                    EXHIBIT A
                               FORM OF OPINION                  ______________,

The Administrative Agent, the LC Issuer and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

         We are counsel for [list Borrowers] (each a "Borrower", and collectively, the "Borrowers"), [and [list Guarantors] (each a "Guarantor", and collectively, the "Guarantors"), and have represented the Borrowers [and the Guarantors] in connection with its execution and delivery of a Credit Agreement dated as of October 20, 1999 (the "Agreement") among the Borrowers, the Lenders named therein, Bank One, NA, as Administrative Agent and as the LC Issuer, and National City Bank, as Documentation Agent, and providing for Credit Extensions in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined each Borrower's [and each Guarantor's] [describe constitutive documents of each Borrower [and each Guarantor] and appropriate evidence of authority to enter into the transaction], the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. Each Borrower and its Subsidiaries [and Guarantor] is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         2. The execution and delivery by each Borrower and Guarantor of the Loan Documents to which it is a party and the performance by each Borrower and Guarantor of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of each Borrower and Guarantor and will not:

                  (a) require any consent of any Borrower's or Guarantor's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

                  (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of its Subsidiaries or any Guarantor or (ii) each Borrower's or any Subsidiary's or any Guarantor's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower or any of its Subsidiaries or Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

                  (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Subsidiary or Guarantor pursuant to the terms of any indenture, instrument or agreement binding upon any Borrower or any of its Subsidiaries or Guarantor.

         3. The Loan Documents to which each Borrower or Guarantor is a party have been duly executed and delivered by such Borrower and Guarantor and constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable against such Borrower and Guarantor in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against any Borrower or any of its Subsidiaries or Guarantor which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Subsidiaries or any Guarantor, is required to be obtained by the Borrowers or any of its Subsidiaries or Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrowers of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         6. The provisions of the Collateral Documents are sufficient to create in favor of the Lenders a security interest in all right, title and interest of the Borrowers in those items and types of collateral described in the Collateral Documents in which a security interest may be created under
Article 9 of the Uniform Commercial Code as in effect on the date of this Agreement in Ohio. Financing statements on Form UCC-1's have been duly executed by each Borrower and have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of each Borrower in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention to the fact that the Lenders' security interest in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.

         This opinion may be relied upon by the Administrative Agent, the LC Issuer, the Lenders and their participants, assignees and other transferees.

                                            Very truly yours,

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain ______________ Credit Agreement dated as of , 1999 (as amended, modified,
______________ renewed or extended from time to time, the "Agreement") among MPW Industrial Services Group, Inc. and its Subsidiaries which are also party thereto as Borrowers (the "Borrowers"), the lenders party thereto, Bank One, NA, as Administrative Agent for the Lenders and as LC Issuer, and National City Bank, as Documentation Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _______________ of each Borrower (other than Aquatech Environmental, Inc.) and the authorized agent of Aquatech Environmental;

         2. I have reviewed the terms of the Agreement and, in the normal course of business, I am familiar with the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Collateral Document and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

         __________________________________________________________________

         __________________________________________________________________

         __________________________________________________________________

         __________________________________________________________________


         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________ ,_____.




                                                  ------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                 Provisions of___________ and ___________ of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _________________ (the "Assignor") and _________________ (the "Assignee") is
dated as of ______________ , 19__. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit
Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest, Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Administrative Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee
(i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement dated October 20,
1999, among MPW Industrial Services, Inc., its Subsidiaries which are also
Borrowers thereto, the lenders party, thereto, Bank One, NA as Administrative
Agent and LC Issuer, and National City Bank, as Documentation Agent.

2.       Date of Assignment Agreement: _______, 19

3.       Amounts (As of Date of Item 2 above):

                                              Facility          Facility         Facility          Facility
                                                  1*                 2*              3*               4*
                                              --------          ---------        ---------         --------
         a. Assignee's percentage
            of each Facility purchased
            under the Assignment
            Agreement**                       --------%         ---------%       ---------%        --------%

         b. Amount of
            each Facility
            purchased
            under the Assignment
            Agreement***                     $                 $                $                  $
                                              --------          ---------        ---------
4.       Assignee's Commitment (or
         Outstanding Credit Exposure
         with respect to terminated
         Commitments) purchased
         hereunder:                                           $
                                                               ----------

5.       Proposed Effective Date:                             -----------------

6.       Non-standard Recordation Fee
         Arrangement                                         N/A***
                                                      [Assignor/Assignee
                                                      to pay 100% of fee]
                                                      [Fee waived by Administrative Agent]

Accepted and Agreed:

[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE]

By:      _____________________________   By:    _____________________________
Title:   _____________________________   Title: _____________________________

ACCEPTED AND CONSENTED TO BY                ACCEPTED AND CONSENTED TO BY
MPW INDUSTRIAL SERVICES GROUP, INC.         BANK ONE, NA
AND ITS SUBSIDIARIES WHICH ARE ALSO
BORROWERS UNDER THE CREDIT AGREEMENT

By:      _____________________________   By:    _____________________________
Title:   _____________________________   Title: _____________________________


*        Insert specific facility names per Credit Agreement
**       Percentage taken to 10 decimal places
***      If fee is split 50-50, pick N/A as option

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name: _____________________________   Telephone No.: _________________________
Fax No.: __________________________   Telex No.: _____________________________
                                      Answerback: ____________________________

                              PAYMENT INFORMATION:

Name & ABA # of Destination Bank:  ___________________________________________
                              ________________________________________________

Account Name & Number for Wire Transfer: _____________________________________
                                         _____________________________________

Other Instructions: __________________________________________________________
______________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR: ____________________________________________
                                  ____________________________________________
                                  ____________________________________________


                              ASSIGNEE INFORMATION
                                 CREDIT CONTACT:

Name: _____________________________   Telephone No.: _________________________
Fax No.: __________________________   Telex No.: _____________________________
                                      Answerback: ____________________________

KEY OPERATIONS CONTACTS:

Booking Installation: ______________  Booking Installation: __________________
Name: ______________________________  Name: __________________________________
Telephone No.: _____________________  Telephone No.: _________________________
Fax No.: ___________________________  Fax No.: _______________________________
Telex No.: _________________________  Telex No.: _____________________________

Answerback: ________________________  Answerback: ____________________________

                              PAYMENT INFORMATION:

Name & ABA # of Destination Bank:  ___________________________________________
                              ________________________________________________

Account Name & Number for Wire Transfer: _____________________________________
                                         _____________________________________

Other Instructions: __________________________________________________________
______________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR: ____________________________________________
                                  ____________________________________________
                                  ____________________________________________

                              BANK ONE INFORMATION

         Assignee will be called promptly upon receipt of the signed agreement.

INITIAL AND SUBSEQUENT FUNDING CONTACT:

Name:            Michelle Rickens
Telephone No.:   (614) 248-6365
Fax No.:         (614) 248-3136

INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:         Bank One, NA, ABA # 044000037
                                    Wire in Process Account
                                    Ref: MPW Industrial Services Group, Inc.

ADDRESS FOR NOTICES FOR BANK ONE:   100 East Broad Street
                                    Columbus, OH 43215
                                    Attn: Michelle Rickens
                                    Fax No. (614) 248-3136

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Administrative Agent (the "Administrative Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated October 20, 1999 (as the same may be amended or modified, the "Credit Agreement"), among MPW Industrial Services Group, Inc. and the other borrowers named therein (the "Borrowers"), the Lenders named therein, the Administrative Agent, and National City Bank, as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrowers, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrowers in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s) ____________________________________________

Customer/Account Name ________________________________________________________

Transfer Funds To ____________________________________________________________
                    __________________________________________________________


For Account No. ______________________________________________________________

Reference/Attention To _______________________________________________________

Authorized Officer (Customer Representative)        Date _____________________

______________________________________     ___________________________________
(Please Print)                             Signature

Bank Officer Name                          Date ______________________________

______________________________________     ___________________________________
(Please Print)                             Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E
                                      NOTE


                                                                          [Date]


         MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and each other Subsidiary of MPW Group listed on Schedule I attached hereto or made a party hereto in accordance with the terms hereof (collectively, the "Borrowers"), jointly and severally, promise to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Columbus, Ohio, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on Schedule II attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 20 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer, Bank One, NA, as Administrative Agent, and National City Bank, as Documentation Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         ADDITIONAL BORROWERS. Each Person which becomes a Subsidiary after the date of the Agreement shall be required to become a party to the Agreement and this Note by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit __ attached to the Agreement. Upon such execution and delivery, each such Subsidiary shall become a Borrower under the Agreement, the Facility LC Applications and this Note with the same force and effect as if originally named a Borrower under the Agreement, the Facility LC Applications and this Note. The execution of and delivery of any such Supplements shall not require the consent of any other Borrower. The rights and obligations of each Borrower under the Agreement, the Facility LC Applications and this Note shall remain in full force and effect notwithstanding the addition of any new Borrower to the Agreement and this Note. Each such

Supplement, or a photocopy thereof (which shall be as effective as a manually signed counterpart of the Supplement) shall be attached to this Note as an allonge.

                                         BORROWERS:

                                         MPW Industrial Services Group, Inc.

                                         By:___________________________
                                            Daniel P. Buettin, Vice President
                                            and Chief Financial Officer


                                         Aquatech Environmental, Inc.

                                         By:___________________________
                                            Peter G. Schumacher, Vice President
                                              and Treasurer


                                         Each of the Subsidiaries Listed on
                                         Schedule I Hereto

                                         By:___________________________
                                            Daniel P. Buettin, Vice President
                                            and Chief Financial Officer

                                   SCHEDULE I

                                  SUBSIDIARIES


MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Filtration Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
ESI International, Inc.
ESI-North Limited
Gauthier Enterprises, Inc.
Maintenance Concepts, Inc.
Pentagon Technologies Group, Inc.

                                   SCHEDULE II

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
      NOTE OF MPW INDUSTRIAL SERVICES GROUP, INC. ("MPW GROUP"), AQUATECH
           ENVIRONMENTAL, INC. AND EACH OTHER SUBSIDIARY OF MPW GROUP

                             DATED OCTOBER 20, 1999


                             Principal                 Maturity                    Principal
                             Amount of                of Interest                   Amount               Unpaid
         Date                  Loan                     Period                       Paid                Balance
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F
                                   SUPPLEMENT

                              SUPPLEMENT NO. _____
                              (To Credit Agreement)


         THIS SUPPLEMENT NO. _____, (the "Supplement') dated as of _______________, to the Credit Agreement dated as of October 20, 1999 among MPW Industrial Services Group, Inc. ("MPW Group"), each Subsidiary of MPW Group listed on Schedule I attached hereto or which has entered into a previous Supplement (collectively, the "Borrowers"), Bank One, NA, as Administrative Agent (in such capacity, the "Administrative Agent"), for the Lenders (as defined herein), the Lenders and National City Bank, as Documentation Agent, is made and entered into by the New Borrower (as hereinafter defined) and Bank One, NA, as such Administrative Agent.

                             BACKGROUND INFORMATION

         A. Reference is made to the Credit Agreement dated as of October 20, 1999 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Agreement"), among the Borrowers, the lenders from time to time party thereto ("Lenders"), the Administrative Agent and National City Bank, as Documentation Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         C. The Borrowers have entered into the Agreement in order to induce the Banks to make Advances and Loans to the Borrowers and Bank One to issue Facility LCs. Section 2.24 of the Agreement provides that additional Subsidiaries of the Borrowers shall become Borrowers under the Agreement, the Facility LC Applications and the Notes by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Borrower") is executing this Supplement in accordance with the requirements of the Agreement to become a Borrower under the Agreement, the Facility LC Applications and the Notes in order to induce the Banks to make additional Advances and Loans to the Borrowers and Bank One to issue additional Facility LCs and as consideration for Advances and Loans previously made and Facility LCs previously issued.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the New Borrower agree as follows:

         1. In accordance with Section 2.24 of the Agreement, the New Borrower by its signature below becomes a Borrower under the Agreement, the Facility LC Applications and the Notes with the same force and effect as if originally named therein as a Borrower and the New Borrower hereby (a) agrees to all the terms and provisions of the Agreement, the Facility LC Applications and the Notes applicable to it as a Borrower thereunder, and (b) represents and warrants that the representations and warranties made by it as a Borrower thereunder are true and correct on and as of the date hereof. Each reference to a "Borrower" in the Agreement, the Facility LC Applications, the Notes and any other Loan Document shall be deemed to include the New Borrower. The Agreement, the Facility LC Applications, the Notes and the Loan Documents are hereby incorporated herein by reference.

         2. The New Borrower represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Borrower and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         4. Except as expressly supplemented hereby, the Agreement, the Facility LC Applications, the Notes and all other Loan Documents shall remain in full force and effect.

         5. This Supplement, or a photocopy hereof (which shall be as effective as a manually signed counterpart of this Supplement) shall be attached to each Note as an allonge.

         6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement, the Facility LC Applications, the Notes and the other Loan Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         8. All communications and notices hereunder shall be in writing and given as provided in Section 13.1 of the Agreement.

         9. The New Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New Borrower and the Administrative Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

                                       [Name of New Borrower],


                                       By:______________________________

                                       Name: ___________________________

                                       Title:_____________________________



                                       Bank One, NA, as Administrative Agent,
                                       for and on behalf of itself, the Lenders and the Documentation Agent


                                       By:______________________________

                                       Name: ___________________________

                                       Title:_____________________________

                                   SCHEDULE I

                                  SUBSIDIARIES


MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Filtration Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
ESI International, Inc.
ESI-North Limited
Gauthier Enterprises, Inc.
Maintenance Concepts, Inc.
Pentagon Technologies Group, Inc.
Aquatech Enviromental, Inc.

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.8 and 6.14)

SUBSIDIARIES

    Investment              Jurisdiction of                 Owned                 Amount of              Percent
        In                   Organization                    By                  Investment             Ownership
-----------------------------------------------------------------------------------------------------------------

MPW Industrial                     Ohio                   MPW Industrial                                    100%
Services, Inc.                                        Services Group, Inc.

MPW Industrial                  New Brunswick,         MPW Management                                       100%
Services, Ltd.                     Canada              Services Corp.

MPW Industrial                     Ohio                   MPW Management                                    100%
Water Services, Inc.                                     Services Corp.

MPW Industrial,                    Mexico       MPW Filtration Management Services Corp.                  16.67%
Sociedad de Responsibilidad                       MPW Management Services Corp.                           83.33%
Limitada de Capital Variable

MPW Management                     Ohio                   MPW Industrial                                    100%
Services Corp.                                          Services, Inc.

MPW Filtration                     Ohio                   MPW Management                                    100%
Management Services Corp.                                Services Corp.

ESI                                Ohio               MPW Industrial Services                               100%
International, Inc.                                          Group, Inc.

ESI-North Limited                  Ohio                 ESI International, Inc.                             100%

MPW Container                      Ohio                   MPW Management                                    100%
Management Corp.                                          Services Corp.

Maintenance                        Ohio                   MPW Industrial                                    100%
Concepts, Inc.                                            Services, Inc.

MPW Container
Management Corp.                 Michigan                 MPW Management                                    100%
of Michigan                                               Services Corp.


Gauthier                         Michigan             MPW Filtration Management                             100%
Enterprises, Inc.                                          Services Corp.

Pentagon Technologies              Ohio             MPW Management Services Corp.                           100%*
Group, Inc.

Aquatech                         Michigan               MPW Industrial Services                             100%
Environmental, Inc.                                           Group, Inc.



-----------------
*100% of common stock owned by MPW Management Services Corp. Certain shares of Series A Preferred Stock owned by various individuals.

OTHER INVESTMENTS

    Investment              Jurisdiction of                 Owned                 Amount of              Percent
        In                   Organization                    By                  Investment             Ownership
-----------------------------------------------------------------------------------------------------------------



NONE

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (See Sections 5.14, 6.11 and 6.15)


                                                                                                    Maturity
    Indebtedness                Indebtedness                        Property                       and Amount
     Incurred By                   Owed To                     Encumbered (If Any)               of Indebtedness
----------------------------------------------------------------------------------------------------------------

MPW Industrial               Thermal Coating, Inc.                                                 $1,000,000
Services Group, Inc.                                                                            August 9, 2002